EXHIBIT 10.51




                                FIRST AMENDMENT TO
                    POS CHECK THIRD PARTY SERVICER AGREEMENT
                             DATED DECEMBER 12, 2000
                                     BETWEEN
                         ELECTRONIC CLEARING HOUSE, INC.
                                       AND
                                VISA U.S.A. INC.

The POS Check Third Party Servicer Agreement ("Agreement") between the parties is amended as follows:

First:          Section 5 of the Agreement is amended to read as follows:
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5.     POS Check Service Definition and Rules.  Visa shall have the exclusive
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right to define the scope and nature of the POS Check Service, and to adopt rules and regulations implementing and governing its operation. Visa agrees to solicit the input of Provider in connection with such matters, but shall have no liability for any failure to do so. Notwithstanding the foregoing, the Provider shall have the sole right to decide whether to make guarantee services available to any particular merchant and the terms of those services.

Second:          Section 7 of the Agreement is amended to read as follows:
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7.     Deployment.  The Provider acknowledges and agrees that the Services will
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be deployed during the Pilot Term on a limited basis, determined in Visa's sole discretion, in order to test market response and requirements, and to determine whether the Services should be modified or enhanced prior to full market deployment. Visa shall have the right to limit or restrict Provider's ability to provide certain of the Services to Participating Acquirers and/or merchants, and to limit the number of Participating Acquirers and/or merchants, at Visa's sole discretion, during the Pilot Term.

Third:          Section 10(a) and Section 10(c) of the Agreement are amended to
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read as follows:

(a)     Visa Confidential Information.  During the Term of this Agreement,
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Provider may receive and have access to confidential and proprietary information of Visa or its Member financial institutions, including but not limited to, network and computer systems, programs, documentation, business plans, customer information, data changes and modifications to the Provider system required by Visa and such other information which is proprietary, confidential or which constitutes a trade secret of Visa or its Member financial institutions (collectively, "Visa Confidential Information"). Provider acknowledges and agrees that the Visa Confidential Information shall be and remain the exclusive proprietary property of Visa or the respective Member financial institution, provided that Visa expressly agrees that Provider shall have the right to incorporate check experience information obtained in connection with the POS Check Service into its proprietary negative and positive check experience databases used to provide verification and guarantee services to Provider's customers. Provider further acknowledges and agrees that Provider shall hold the Visa Confidential Information (except for the check experience information referenced in the preceding sentence) in the same level of confidence as its own confidential and proprietary information and not use or disclose any Visa Confidential Information to any third party, nor shall such information be disclosed to Provider employees, agents, consultants, contractors or subcontractors, except on a need to know basis to those directly involved with the provision of the Services under this Agreement.

(c)     Disclosure of Agreement.   Provider further acknowledges and agrees that
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Provider shall not, during or following the termination of this Agreement, use, publish or disclose the existence or content of this Agreement without the prior express written consent of Visa, except as required under applicable law or regulation. Notwithstanding the foregoing, Visa expressly agrees that Provider may disclose the fact that it is a processor for the POS Check Service and the nature of that processing function in the context of the POS Check Service.

Fourth:          Section 11(b) of the Agreement is amended to read as follows:
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(b)     Without limiting Section 11(a), Provider agrees that all non-public information, including without limitation names, addresses, transactional data or other personally-identifying information, obtained by Provider from Visa, Participating Acquirers, other Visa Member financial institutions or merchants in connection with providing the Services shall, as between Provider, Visa, Participating Acquirers, other Visa Member financial institutions or merchants, be the sole and exclusive property of the party from whom Provider obtained it, provided that Visa expressly agrees that Provider shall have the right to incorporate check experience information obtained in connection with the POS Check Service into its proprietary negative and positive check experience databases used to provide verification and guarantee services to Provider's customers.

Fifth:          Section 14(a) of the Agreement is amended to read as follows:
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     (a)     By Provider.  Provider shall defend or settle, at its own expense,
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any claim against Visa, a Participating Acquirer or merchant arising out of or in any way connected with an allegation that the Services supplied by the Provider as a Third Party Processor to Visa, or Participating Acquirers infringes any United States copyright, patent, trademark or trade secret. Provider shall also pay all costs and damages that may be assessed against Visa, a Participating Acquirer or merchant due to such infringement. Visa agrees to, and agrees to require a Participating Acquirer or merchant to, cooperate with Provider in the defense of any such claim.

             Subject to the Limitation of Liability in Section 13(b), and subject to Provider's right to defend or settle any claim against Visa, Provider shall indemnify, hold harmless and defend Visa from and against any and all losses, claims, actions, mediations, arbitrations, injuries, damages, liabilities, judgments, including reasonable attorneys' fees and costs which arise due to the gross negligence, or intentional wrongful acts or omissions of Provider with respect to this Agreement and/or the provision of the Services under this Agreement by Provider to Visa, Acquiring Participants or merchants.

Sixth:          Section 15(d) of the Agreement is amended to read as follows:
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     (d)     Visa Option to License Software
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(i)     At the end of the Pilot Term or at any time thereafter, upon thirty (30)
days written notice, Visa shall have the right to license the proprietary software used by Provider to provide the Services, enabling Visa to provide the Services itself. This license shall be non-exclusive, perpetual, and worldwide, and shall include access to source and object code, documentation, and all intellectual property rights specific to the version of the software developed by Provider to provide the Services to Visa necessary to enable Visa to use that software to provide the Services, and to modify, enhance, maintain, or sublicense that software. The form of license will be negotiated by the parties at the time of Visa's election to exercise the option, and will contain commercially-reasonable terms enabling Visa to use the software for Visa's intended use described above. Notwithstanding the foregoing, nothing shall require Provider to supply to Visa hereunder any software that is not necessary for Visa to provide the Services, and Visa acknowledges that if access to dynamic databases maintained by Provider and the ACH settlement engine maintained by Provider is required to provide the Services Visa will be required to pay separate fees for that access.

(ii) The parties will negotiate in good faith at the time of Visa's election to obtain a license a reasonable license fee, and at Visa's option, a fee for maintenance services to be provided by Provider. In the event the parties are unable to agree on a fair license fee and/or maintenance fees for the software within fifteen (15) days after Visa's notice to Provider of exercise of its option hereunder, then a "Big 5" accounting firm or other mutually agreed upon party that is familiar with the valuation of software systems licenses, and which does not perform audits for either party, will calculate a fair market price for a license fee and/or maintenance fee, within fifteen (15) business days of its engagement. The parties agree that any fee charged for the valuation of the license fee shall be divided equally, except that ECHO shall not be required to pay more than ten thousand dollars ($10,000.00) as its portion of the fee charged for the valuation of the license fee. Visa shall have the option to obtain a license to the software and maintenance services under the amounts so determined within ninety (90) days after agreement between the parties on the amount, or receipt of written notice of the amount if determined by the accounting firm as described above.

Seventh:          Section 16(a) of the Agreement is amended to read as follows:
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a)     Visa.  Visa may immediately terminate this Agreement by giving Provider
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written notice of termination if:  (i) Provider becomes insolvent or makes an assignment for the benefit of its creditors or any proceeding is commenced by or against Provider under any bankruptcy, liquidation or other debtor's protection law or statute, and such proceeding is not dismissed within sixty (60) days of its institution; (ii) within thirty (30) days of Visa giving Provider written notice of Provider's non-monetary breach of this Agreement including failure to meet Service Level Agreements (other than such breach as described in subsection
(iv), below), such breach is not cured; (iii) within ten (10) business days of Visa giving Provider written notice of Provider's monetary breach of this Agreement, the breach is not cured; (iv) if Provider violates any material governmental law, regulation or rule (including without limitation National Automated Clearing House Association ("NACHA") rules) applicable to Provider;
(v) upon a change of control of Provider; or (vi) without cause upon sixty (60) days prior written notice to Provider, except in the event of a termination under this Section 16(a)(vi), any then valid contracts between Provider and Acquirer Participants may continue to be serviced under this Agreement until the contract between the Provider and the Acquirer Participant can be terminated by Provider without penalty, and the terms and conditions of this Agreement shall continue in force and effect and shall be applicable to any such continued servicing.

Eighth:     Except as amended herein, the terms and conditions of the Agreement
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shall continue in full force and effect.

The parties through their authorized representatives have executed this Amendment on the dates shown below, effective on the latest such date.

ELECTRONIC CLEARING             VISA U.S.A. INC.
HOUSE, INC.


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